Exhibit 99.1

Steve Madden Announces Acquisition of Dolce Vita Holdings, Inc.

LONG ISLAND CITY, N.Y., August 14, 2014 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion footwear and accessories for women, men and children, today announced that it has completed the acquisition of privately held Dolce Vita Holdings, Inc. (“Dolce Vita”), which specializes in the design, sourcing and sale of branded and private label footwear. Founded in 2001 by Van Lamprou and Nick Lucio, Dolce Vita sells its fashion-forward footwear to wholesale customers, including better department stores and specialty boutiques, and online at www.dolcevita.com. Dolce Vita’s owned brands include Dolce Vita, DV by Dolce Vita, DV8 and J.D. Fisk. Dolce Vita had net sales in 2013 of approximately $111 million.

The acquisition was completed for $60.3 million in cash subject to a working capital adjustment plus an earn-out provision based on future financial performance. The transaction is expected to be $0.02 to $0.03 dilutive to EPS in fiscal 2014 and to be modestly accretive in fiscal 2015.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are very pleased to complete the acquisition of Dolce Vita, a brand that is known for its chic, modern styles and strong following among trend-conscious consumers. We see significant opportunity to expand the business by combining Dolce Vita’s strengths – which include an outstanding brand and superior design – with our proven business model and infrastructure. We are particularly pleased that the founders Van and Nick will remain with Dolce Vita and continue to lead the business into its next phase of growth.”

Van Lamprou and Nick Lucio, Founders of Dolce Vita, added, “We are excited to be joining the Steve Madden family. We are very proud of what we have built at Dolce Vita over the last 13 years, and we believe that Steve Madden is the perfect partner to help the brand reach its full potential. We look forward to working with the Steve Madden team to take Dolce Vita to new heights in the coming years.”

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear and accessories for women, men and children. In addition to marketing products under its owned brands including Steve Madden®, Steven by Steve Madden®, Madden Girl®, Freebird by Steven®, Stevies®, Betsey Johnson®, Betseyville®, Brian Atwood®, B Brian Atwood®, Report Signature®, Report®, Big Buddha®, Wild Pair®, Cejon® and Mad Love®, the Company is the licensee of various brands, including Olsenboye® for footwear, handbags and belts and Superga® and l.e.i.® for footwear. The Company also designs and sources products under private label brand names for various retailers. The Company’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. The Company also operates 124 retail stores (including the Company’s three Internet stores). The Company licenses certain of its brands to third parties for the marketing and sale of certain products, including for ready-to-wear, outerwear, intimate apparel, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products.

Safe Harbor

This press release and oral statements made from time to time by representatives of the Company contain certain “forward looking statements” as that term is defined in the federal securities laws. The events described in forward looking statements may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, projected or anticipated benefits from acquisitions to be made by the Company, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward looking statements. The Company cautions you that these statements concern current expectations about the Company’s future results and condition and are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. Factors which may affect the Company’s results include, but are not limited to, the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and financial condition and whether forward looking statements made by the Company ultimately prove to be accurate and, as such, the Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Contact

ICR, Inc.

Investor Relations

Jean Fontana/Megan Crudele

203-682-8200

www.icrinc.com